                                                                      EXHIBIT 1







                                GENERAL MILLS, INC.

                               UNDERWRITING AGREEMENT
                       STANDARD PROVISIONS (DEBT SECURITIES)




April , 1999

                               UNDERWRITING AGREEMENT



                                                      Date: -----------------



GENERAL MILLS, INC.
Number One General Mills Boulevard
Minneapolis, Minnesota  55426

Attention:  Treasurer

     We (the "Manager") are acting on behalf of the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters"). We understand that General Mills, Inc., a Delaware corporation
(the "Company"), proposes to issue and sell $          aggregate principal
amount of [Title of Securities] (the "Offered Debt Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amounts of such Offered Debt Securities set forth
below opposite their names at    % of their principal amount [plus accrued
interest from           , ____ to the date of payment and delivery]:


                   Principal                       Principal
     Name           Amount           Name           Amount
------------   ---------------   -------------   -------------
               $                                 $







                                                     ---------

                                           Total:   $
                                                     ---------
                                                     ---------

     The aggregate principal amount of Offered Debt Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Offered Debt Securities sold pursuant to delayed delivery contracts.

     The Underwriters will pay for such Offered Debt Securities (less any Offered Debt Securities sold pursuant to delayed delivery contracts) upon delivery thereof at < location > at 10:00 A.M. (New York time) on < date >, or at such other time, not later than < date > as shall be designated by the Manager.

     The Offered Debt Securities shall have the following terms:

     Maturity:

     Interest Rate:

     Redemption Provisions:

     Interest Payment Dates:

     [other terms]:

     The commission to be paid to the Underwriters in respect of Offered Debt Securities purchased pursuant to delayed delivery contracts arranged by the
Underwriters shall be   % of the principal amount thereof.

     All the provisions contained in the document entitled General Mills, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated April, 1999, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us and in addition have an authorized officer send us no later than < date and time > by wire, telex or other written means, the following message:

          "We have entered into the Underwriting Agreement dated < date > relating to the Offered Debt Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                    Very truly yours,



               By
                   ------------------------------------------
                    Acting severally on behalf of itself and the several Underwriters named above

Accepted:

GENERAL MILLS, INC.

By---------------------------
     Title:

          UNDERWRITING AGREEMENT STANDARD PROVISIONS (DEBT SECURITIES)
                                   APRIL 1999

     From time to time, General Mills, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein.
The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                         I.

     The Company proposes to issue from time to time debt securities (the "Debt Securities") to be issued pursuant to the provisions of the Indenture dated as of February 1, 1996 between the Company and U.S. Bank Trust National Association, as Trustee. The different issues of the Debt Securities will have separate designations, and may have different maturities, rates and times of payment of interest, selling prices, redemption and other terms.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement including a prospectus relating to the Debt Securities and has filed with or mailed for filing to, the SEC a prospectus supplement specifically relating to the Debt Securities offered thereby pursuant to Rule 424 under the 1933 Act. The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement.
The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Debt Securities offered thereby (the "Offered Debt Securities"), as filed with, or mailed for filing to, the SEC pursuant to Rule
424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Debt Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

     The term "Underwriters' Securities" means the Offered Debt Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Debt Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                        II.

     If the Prospectus provides for sales of Offered Debt Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                        III.

     The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                        IV.

     Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. For the purpose of expediting the checking and packaging of the Underwriters' Securities, the Company shall make the Underwriters' Securities available for inspection by the Manager not later than 2:00 p.m. on the business day prior to the Closing Date. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                                         V.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

          (b) The Manager shall have received on the Closing Date an opinion of the General Counsel for the Company dated the Closing Date in form and substance as shall be reasonably satisfactory to the Underwriters.

          (c) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters dated the Closing Date in form and substance as shall be reasonably satisfactory to the Manager.

          (d) The Manager shall have received on the Closing Date, a letter dated the Closing Date in form and substance reasonably satisfactory to the Manager, from KPMG Peat Marwick, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                                        VI.

     In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the SEC subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), which are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Debt Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

          (c) If, during such period after the first date of the public offering of the Offered Debt Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered: (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; or (ii) it is otherwise necessary to amend or supplement the Prospectus to comply with the law, the Company shall forthwith prepare and furnish, at its own expense, to the Underwriters, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

          (d) To endeavor to qualify the Offered Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all out-of-pocket expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, and in connection with the determination of the eligibility of the Offered Debt Securities for investment under the laws of such jurisdictions as the Manager may designate.

          (e) To make generally available to the Company's security holders as soon as reasonably practicable an earnings statement covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations thereunder.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Debt Securities, without the prior written consent of the Manager.

                                        VII.

     The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein) filed with the SEC pursuant to the 1933 Act relating to the Debt Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, with respect to the Offered Debt Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by an Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Debt Securities if such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus (excluding documents incorporated by reference) has not been furnished to such person at or prior to the written confirmation of the sale of such offered Debt Securities to such person.

     Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing or by telephone, confirmed in writing, and the indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel
related to such proceeding.   In any such proceeding, any indemnified party
shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to the second paragraph and by the Company in the case of parties
indemnified pursuant to the third paragraph of this Article VII.   The
indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Debt Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Debt Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Debt Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Debt Securities purchased by each of such Underwriters, and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Debt Securities.

                                       VIII.

     This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Manager, impracticable to market the Offered Debt Securities.

                                        IX.

     If any one or more of the Underwriters shall fail or refuse to purchase Offered Debt Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Offered Debt Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters' Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Offered Debt Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate principal amount of Offered Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Offered Debt Securities which any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such principal amount of Offered Debt Securities without the written consent of such Underwriter. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate principal amount of Offered Debt

Securities, with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Underwriters' Securities, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Debt Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                                         X.

     If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Debt Securities.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                    SCHEDULE I

                             DELAYED DELIVERY CONTRACT


                                             Date:
                                                   --------------------------

Dear Sirs:

     The undersigned hereby agrees to purchase from General Mills, Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned

                         $
                           --------------------

principal amount of the Company's [state title of issue] (the "Debt Securities"), offered by the Company's Prospectus dated ________________, 199__ and Prospectus Supplement dated ________________, _____, receipt of copies of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof plus accrued interest from _______________, _____ to the delivery date or dates thereof and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Debt Securities prior to making payment therefor.

     The undersigned will purchase Debt Securities from the Company in the principal amounts and on the delivery dates set forth below:

               Delivery           Principal       Plus Accrued
                 Date             Amount          Interest From:
          ----------------    ----------------   ------------------

                              $
          ----------------     ----------------  ------------------

                              $
          ----------------     ----------------  ------------------

                              $
          ----------------     ----------------  ------------------

Each such date on which Debt Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

     Payment for the Debt Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ___________________________, New York, N.Y., at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to the undersigned of the Debt Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for the Debt Securities on the Delivery Date shall be subject to the conditions that
(l) the purchase of Debt Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Debt Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Debt Securities by any purchase under any Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion, and without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.

                              Yours very truly,


                              -------------------------------------
                                          (Purchaser)

                              By-----------------------------------

                              -------------------------------------
                                            (Title)

                              --------------------------------------


                              --------------------------------------

Accepted:

GENERAL MILLS, INC.


By
   ------------------------------------

                   PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING



     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                              TELEPHONE NO.
          NAME           (INCLUDING AREA CODE)         DEPARTMENT
---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------

---------------------    ----------------------   --------------------